EXHIBIT INDEX TO FORM N-SAR
                         OF MML SERIES INVESTMENT FUND
                       FOR THE PERIOD ENDED JUNE 30, 1999


Exhibit No.              Description


77C         Submission of matters to a vote of security holders

77K         Changes in Registrant's certifying accountant

77Q1(e) Investment Management Agreements dated May 3, 1999 between Massachusetts Mutual Life Insurance Company and MML Series Investment Fund on behalf of each of MML Equity Fund, MML Money Market Fund, MML Blend Fund, MML Equity Index Fund, MML Small Cap Value Equity Fund, MML Small Cap Growth Equity Fund and MML Growth Equity Fund.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and Massachusetts Financial Services Company regarding MML Growth Equity Fund.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and
            J.P. Morgan Investment Management Inc. regarding MML Small
            Cap Growth Equity Fund.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and
            Waddell & Reed Investment Management Company regarding MML Small Cap Growth Equity Fund.

77Q1(f) Letter from independent accountant furnished pursuant to sub-item 77K




For Period Ended 06/30/99
File No. 811-2224


77C        Submission of matters to a vote of security holders


A Special Meeting of Shareholders of Registrant was held on April 2, 1999. The meeting was adjourned and reconvened on Friday, April 23. Massachusetts Mutual Life Insurance Company ("MassMutual"), MML Bay State Life Insurance Company ("MML Bay State") and C.M. Life Insurance Company ("C.M. Life") own of record all of the outstanding shares of the Trust. However, the owners of variable life insurance policies variable annuity contracts that depend on the investment performance of certain separate accounts of MassMutual, MML Bay State and C.M. Life have the right to instruct MassMutual, MML Bay State and C.M. Life on how to vote.

The proposals set forth in the proxy materials sent to contract holders included (1) the election of five Trustees, (2) approval of amendments to the Investment Management Agreements to require the Funds to assume certain expenses currently paid by MassMutual, as investment manager; (3) approval of changes in the fundamental investment policies of the Trust to permit MML Blend Fund to engage in dollar roll transactions; and (4) approval of changes in the fundamental investment policies of the Trust to permit MML Blend Fund, MML Equity Fund and MML Equity Index Fund to engage in the lending of portfolio securities with respect to not more than 33% of the total assets of each such Fund. All of the proposals brought before the shareholders at the Special Meeting were approved by the shareholders.

The number of votes present by proxy were:

            Variable Life/   Shares Represented    Percentage of Total
            Annuity Units    at Meeting            Record Date Shares

MML Equity     61,208,821.093   78,609,470.526         99.998%
Fund

MML Money
Market Fund    23,561,179.210   174,366,775.630        99.634%

MML Managed
Bond Fund      21,677,702.847    20,703,842.304        99.997%

MML Blend      54,275,120.535   118,822,538.751        100.00%
Fund

MML Indexed
Equity Fund     4,112,851.650     2,403,145.032        99.925%

MML Small Cap
Value Equity
Fund              413,732.554     1,297,372.494        99.980%


Proposal 1 -- Election of Trustees:

Nominees      MML         MML       MML        MML        MML          MML
For Board     Equity      Money     Managed    Blend      Equity       Small Cap
Of Trustees   Fund        Market    Bond       Fund       Index        Value
                          Fund      Fund                  Fund         Equity
                                                                       Fund
Richard H. For: 95.873%   98.792%   96.814%    95.611%    99.094%      99.224%
Ayers  Against:  4.127%    1.208%    3.186%     4.389%     0.906%       0.756%

David E.A. For: 95.922%   98.794%    96.823%   99.650%    99.094%      99.224%
Carson  Against: 4.078%    1.206%     3.177%    4.350%     0.906%       0.756%

Richard W. For:  95.917%  98.794%   96.825%    95.645%    99.094%      99.224%
Greene  Against:  4.083%   1.206%    3.175%     4.355%     0.906%       0.756%

Beverly L.  For:  95.918%  98.784%   96.815%   95.673%    99.094%      99.224%
Hamilton  Against  4.082%   1.216%    3.185%    4.327%     0.906%       0.756%

William F.  For:  95.914%  98.794%    96.819%  95.642%    99.094%      99.224%
Marshall,  Against: 4.086%  1.206%     3.181%   4.358%     0.906%       0.756%
Jr.


As of May 3, 1999, the following persons are also Trustees of the Trust:
Stuart H. Reese, Ronald J. Abdow, Mary Boland, Richard G. Dooley, Charles J. McCarthy, Robert J. O'Connell and John H. Southworth.

Proposal 2 - Amendment to Investment Management Agreements for MML Equity Fund, MML Money Market Fund, MML Blend Fund, MML Equity Index Fund and MML Small Cap Value Equity Fund.

         MML Equity   MML Money   MML Blend   MML Equity   MML Small Cap
         Fund         Market      Fund        Index Fund   Value Equity
                      Fund                                 Fund
For:      79.787%     91.560%     81.540%      59.057%     95.893%
Against:  14.465%      5.650%     12.702%      32.695%      1.059%
Abstain:   5.745%      2.789%      5.759%       8.247%      3.049%
>

Proposal 3 - Approval of Changes in the fundamental investment policies of the Trust to permit MML Blend Fund to engage in dollar roll transactions. The results were as follows: 85.830% voted in favor of the proposal, 8.071% voted against the proposal; and 6.099% abstained.

Proposal 4 - Approval changes to the fundamental investment policies of the Trust to permit MML Blend Fund, MML Equity Fund and MML Equity Index Fund to engage in the lending of portfolio securities with respect to not more than 33% of the total assets of each such Fund.


MML Equity Fund      MML Blend Fund      MML Equity Index Fund
83.690% For           83.439% For          84.914% For
10.419% Against       10.504% Against       7.355% Against
5.892% Abstain         6.058% Abstain       7.731% Abstain


For Period Ended 06/30/99
File No. 811-2224

77K         Changes in Registrant's certifying accountant

Registrant's Board of Trustees has dismissed PricewaterhouseCoopers LLP
("PwC") as its principal accountant, effective July 22, 1999.   Registrant's
Audit Committee recommended engaging Deloitte & Touche LLP as the principal accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 1999. At a special meeting on March 26, 1999, a majority of Registrant's Board of Trustees, including a majority of the independent Trustees, approved the appointment of Deloitte & Touche LLP as Registrant's independent auditors subject to the right of Registrant, by a majority vote of the shareholders at any meeting called for that purpose, to terminate the
appointment without penalty.   The appointment of Deloitte & Touche LLP was
subject to certain conditions, the last of which was met on July 22, 1999.

PwC's report on the financial statements for the fiscal years 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

For fiscal years 1997 and 1998, and during the period prior to PwC's dismissal, Registrant and PwC have not had any disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, that either (1) have not been resolved to PwC's satisfaction and (2) or, if not resolved to PwC's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

Registrant discloses that no "reportable events" as defined in Item 304(a)(v) existed for fiscal years 1997 and 1998 and during the period prior to Deloitte & Touche LLP's appointment, specifically:


  PwC did not advise Registrant that the internal controls necessary for Registrant to develop financial statements do not exist;
  PwC did not advise Registrant that it can no longer rely on management's representations, or that it was unwilling to be associated with the financial statements prepared by management;
  PwC did not advise Registrant of the need to expand significantly the scope of its audit;
  PwC did not advise Registrant that information had come to its attention that would materially impact the fairness or reliability of either (i) a previously issued audit report of the underlying financial statements, or
  (ii) the financial statements issued or to be issued covering fiscal year
  1998.

Registrant has not consulted Deloitte & Touche LLP on any accounting matters prior to its engagement.


Pursuant to the requirements of Item 304(a)(3), Registrant has provided a copy of this Item 77K to PwC. PwC has furnished Registrant with a letter addressed to the SEC stating that it agrees with the statements made by Registrant herein. A copy of such letter from PwC is attached hereto as an exhibit.


For Period Ended 06/30/99
File No. 811-2224


77Q(1)(e)   Form of Investment Management Agreement dated May 3, 1999 between
            Massachusetts Mutual Life Insurance Company and MML Series
            Investment Fund on behalf of each of MML Equity Fund, MML Money
            Market Fund, MML Blend Fund, MML Equity Index Fund, MML Small
            Cap Value Equity Fund, MML Small Cap Growth Equity Fund and MML
            Growth Equity Fund was filed as Exhibit No. D(2) to Post-
            Effective Amendment No. 42 to Registrant's Registration Statement on Form N-1A (as filed with the Securities and Exchange Commission
            ("SEC") via EDGAR), and is incorporated herein by reference.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and Massachusetts Financial Services Company regarding MML Growth Equity Fund was filed as Exhibit No. D(7) to Post-Effective Amendment No. 42 to Registrant's Registration Statement on
            Form N-1A (as filed with the SEC via EDGAR), and is incorporated herein by reference.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and
            J.P. Morgan Investment Management Inc. regarding MML Small Cap Growth Equity Fund was filed as Exhibit No. D(8) to Post-Effective Amendment No. 42 to Registrant's Registration Statement on Form N-1A (as filed with the SEC via EDGAR), and is incorporated herein by reference.

            Investment Sub-Advisory Agreement effective as of May 3, 1999, between Massachusetts Mutual Life Insurance Company and
            Waddell & Reed Investment Management Company regarding MML Small Cap Growth Equity Fund was filed as Exhibit No. D(9) to Post-Effective Amendment No. 42 to Registrant's Registration Statement on Form N-1A (as filed with the SEC via EDGAR), and is incorporated herein by reference.




For Period Ended 06/30/99
File No. 811-2224)


Item 77Q1(f)  Letter from independent accountants furnished pursuant to sub-
item 77K



                   [PRICEWATERHOUSECOOPERS LETTERHEAD]



                                             August 11, 1999





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

RE:    MML SERIES INVESTMENT FUND (1933 Act File No. 2-39334,
       1940 Act File No. 811-2224)

Commissioners:

We have read the statements made by MML Series Investment Fund
("Registrant") (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR for the semi-annual period ended June 30, 1999. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,




PricewaterhouseCoopers LLP